POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Saxton, Robert L. Gray and Raymond J. Kulla and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                           DATE

/s/ Paul A. Saxton                    Chairman, President,            8-12-97
                                      Chief Executive Officer
                                      and Director
                                      (Principal Executive Officer)

/s/ Robert L. Gray                    Vice President, Treasurer       8-12-97
                                      and Chief Financial Officer
                                      (Principal Financial Officer)

/s/  Mark S. Scales                   Vice President and Controller   8-12-97
                                      (Principal Accounting Officer)

/s/  Thomas G. Belot                  Director                        8-12-97

/s/  Charles E. Bradley               Director                        8-12-97

/s/  John S. Crowley                  Director                        8-12-97

/s/  Thomas L. Francis                Director                        8-12-97

/s/  Joseph Hinsey IV                 Director                        8-12-97

/s/  Richard E. Lundin                Director                        8-12-97

/s/  Ann Manix                        Director                        8-12-97

/s/  Phillip A. Ranney                Director                        8-12-97